UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

SUTHERLAND ASSET MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 Avenue of the Americas, 7th Floor

New York, NY 10036

(Address of principal executive offices)

(212) 257-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02. Unregistered Sales of Equity Securities, and related Item 1.01 Entry into a Material Definitive Agreement and Item 8.01 Other Events

Sutherland Asset Management Corporation (the “Company”) is the sole general partner of, and conducts substantially all of its business through, its operating partnership subsidiary, Sutherland Partners, L.P. (the “Operating Partnership”).  The units of limited partnership interest in the Operating Partnership (the “OP units”) not held by the Company are exchangeable, on a one for one basis, through a redemption feature in the Amended and Restated Agreement of Limited Partnership, as amended, of the Operating Partnership (the “Partnership Agreement”), for shares of common stock, $0.0001 par value per share, of the Company (“Common Stock”).

On June 30, 2017, the Company received a redemption request (the “Redemption Request”) from Sutherland OP Holding I, Ltd. (“Holdings I”), a Cayman corporation externally managed by Waterfall Asset Management, LLC, the Company’s external manager, in respect of 1,171,494 OP units held by Holdings I.  On the same date, the Company notified Holdings I of the Company’s decision to satisfy the Redemption Request by exchanging 1,171,494 shares of Common Stock for such OP units.  The shares of Common Stock issued in the exchange were issued in a transaction not involving a public offering in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder.

Following the exchange transaction, an aggregate of 1,150,827 OP units not held by the Company remain outstanding.  Sutherland OP Holdings II, Ltd., another Cayman corporation externally managed by the Company’s external manager, holds 838,636 of such OP units.  The outstanding OP units remain exchangeable, on a one for one basis, through the redemption feature in Partnership Agreement, for an equivalent number of shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUTHERLAND ASSET MANAGEMENT CORPORATION

July 7, 2017	By:	/s/ Frederick C. Herbst
	Name:	Frederick C. Herbst
	Title:	Chief Financial Officer